UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report- October 24, 2008 (Date of earliest event reported)

TIMBERLINE RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51549	82-0291227
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

101 East Lakeside Avenue

Coeur D’Alene, Idaho 83814

(Address of principal executive offices)

(208) 664-4859

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02 Termination of Material Definitive Agreement

On October 24, 2008, Timberline Resources Corporation (the “Company”) and Ronald W. Guill mutually agreed by written consent to terminate the Stock Purchase Agreement (“Stock Purchase Agreement”) previously entered into between the Company and Mr. Guill on February 23, 2008, which would have provided for the purchase of all of Mr. Guill’s membership interests in Small Mine Development, LLC (“SMD”) by the Company. Mr. Guill has served on the Timberline Board of Directors since November 2007. The Stock Purchase Agreement was previously announced by a press release dated February 27, 2008 and a current report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2008.

Pursuant to the terms of the Stock Purchase Agreement, both the Company and Mr. Guill have had the unilateral right to terminate the Stock Purchase Agreement since May 1, 2008. Neither party incurred any penalty for termination of the Stock Purchase Agreement.

Item 7.01 Regulation FD Disclosure

As announced on October 27, 2008, the Company and Mr. Guill are under discussion to form a 50/50 joint venture with SMD at Timberline’s 100-percent owned, royalty-free Butte Highlands Gold Project. Under contemplated terms of the joint venture, which remains subject to completion of definitive documentation, SMD will fund all future mine development costs. Development is anticipated to begin next summer. Both Timberline’s and SMD’s share of costs will be paid out of proceeds from future mine production.

Timberline has agreed to the terms for a $10 million debt & equity financing with Ron Guill, a Timberline Director and the sole owner of SMD, which remains subject to completion of definitive documentation. The financing consists of a $5-million 2-year note convertible into Timberline common stock at $1.50 per share and $5 million in Timberline common stock valued at $0.90 per share, resulting in Mr. Guill becoming the Company’s largest individual shareholder. Proceeds from the financing allow Timberline to pay off its bridge loan with Auramet Trading, LLC and provide working capital. As a listed company, the issuance of shares is subject to the additional share listing application process of the NYSE Alternext.

The press release dated October 27, 2008 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Statements contained herein or in the press release attached as exhibit 99.1 that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties, including but not limited to, risks and uncertainties related to the Company’s completion of the formation of the 50/50 joint venture with Small Mine Development, LLC, the completion of the financing with Ron Guill, the estimated annual revenue and net income from the Butte Highlands Gold Project, the timing and ability of the Company to achieve production, the capacity of nearby milling facilities at the time of production, estimated ton-per-day operations, and the mine-life of the Butte Highlands Gold Project. When used herein, the words "anticipate," "believe," "estimate," "plan," "intend", “could” and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 2, 2008. Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Press release dated October 27, 2008

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 29, 2008	Timberline Resources Corporation

	By:	/s/ Randal Hardy
Randal Hardy
Chief Executive Officer, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated October 27, 2008